UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2004

Date of Report (date of earliest event reported)

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15086	94-2805249

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, CA 95054-1778

(Address of principal executive offices)

(650) 960-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Item 5. Other Events
SIGNATURE

Item 5. Other Events

               1. Agreements and Settlement of Litigation With Microsoft.

     On April 1, 2004, Sun Microsystems, Inc. (“Sun”) and Microsoft Corporation (“Microsoft”) entered into a broad technology collaboration agreement to enable their products to work better together and to settle all pending litigation between the two companies. The companies have also entered into agreements on patents and other issues.

     Pursuant to a settlement agreement, Sun agreed to dismiss its litigation against Microsoft with prejudice and agreed to take no further steps to participate in the proceedings pending against Microsoft instituted by the Commission of the European Communities, and each party entered into a release of claims with respect to such matters. Microsoft also agreed to pay to Sun the amount of $700 million.

     Pursuant to a patent covenant and stand-still agreement, the parties agreed not to sue each other for past damages for patent infringement with respect to the other party’s products and technologies (the “Covenant Not to Sue for Damages”). Each year until 2014, Microsoft has the option of extending the Covenant Not to Sue for Damages to apply to the preceding year in exchange for an annual extension payment, so long as Microsoft has made all previous annual extension payments and so long as Microsoft has not sued Sun or authorized licensees of its commercial products for patent infringement prior to such time. At the end of the ten-year term, if Microsoft has made all such payments and not brought any such suits, then each party will automatically grant to the other party irrevocable, non-exclusive, perpetual licenses under all of its then existing patents and patent applications in order to allow such other party to continue to commercialize its then-shipping products and successor products. In addition, the parties agreed, for a period of six months, not to bring any patent infringement suit (including a suit for injunctive relief) against the other party or authorized licensees of its commercial products relating to such other party’s products. Microsoft also agreed to pay to Sun the amount of $900 million.

     Pursuant to a Technical Collaboration Agreement, each party agreed to provide the other party with access to aspects of its server-based technology. Microsoft also agreed to pay to Sun the amount of $350 million as a pre-paid nonrefundable royalty.

               2. Appointment of President and COO. Sun appointed Jonathan Schwartz, 38, as President and Chief Operating Officer of the company. Mr. Schwartz will continue to report to Scott McNealy, the Chairman of the Board and Chief Executive Officer of the company. Most recently, Mr. Schwartz served as the company’s Executive Vice President of Software. Mr. Schwartz joined the company in 1996 and has since held positions ranging from software operations and Java technology product marketing to serving as chief strategy officer responsible for long-range planning, mergers and acquisitions and major strategic investments and initiatives.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN MICROSYSTEMS, INC.
Date: April 7, 2004	By:	/s/ Stephen T. McGowan
Stephen T. McGowan
Chief Financial Officer and Executive Vice President, Corporate Resources

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